 Ournett Holdings, Inc. 8-K

Exhibit 16.1

May 22, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01 of Form 8-K dated May 19, 2015 of Ournett Holdings, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

Houston, Texas